Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-209700) of Intec Pharma Ltd. of our report dated March 10, 2016 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 14, 2016	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited